UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2017

ENTRAVISION COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry Into a Material Definitive Agreement.

New Credit Facility

On November 30, 2017 (the “Closing Date”), Entravision Communications Corporation (the “Company”) entered into a new $300.0 million term loan facility (the “New Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent, RBC Capital Markets, as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the other financial institutions party thereto as Lenders (collectively, the “Lenders” and individually each a “Lender”).

The New Credit Facility described in the Credit Agreement consists of a $300,000,000 senior secured Term Loan B Facility, which was drawn in full on the Closing Date. In addition, the New Credit Facility provides that the Company may increase the aggregate principal amount of the New Credit Facility by an additional amount equal to $100.0 million plus the amount that would result in the Company’s first lien net leverage ratio (as such term is used in the Credit Agreement) not exceeding 4.0 to 1.0, subject to the Company satisfying certain conditions.

Borrowings under the New Credit Facility were used on the Closing Date (a) to repay in full all of the outstanding obligations of the Company and its subsidiaries under that certain credit agreement dated as of May 31, 2013 and as amended as of August 1, 2017, among the Company, other persons party thereto designated as a credit party, Antares Capital LP (as assignee of General Electric Capital Corporation) as agent for the lenders, and the lenders and the other parties thereto (the “Former Credit Agreement”) and to terminate such Former Credit Agreement, (b) to pay fees and expenses in connection the New Credit Facility, and (c) for general corporate purposes of the Company.  Upon the repayment in full of all of the outstanding obligations under the Former Credit Agreement, the security interests and guaranties of the Company and certain of its subsidiaries under the Former Credit Agreement were terminated and released.

The New Credit Facility is guaranteed on a senior secured basis by certain of the Company’s existing and future wholly-owned domestic subsidiaries, and is secured on a first priority basis by the Company’s and those subsidiaries’ assets.

The Company’s borrowings under the New Credit Facility will bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to either: (i) the Eurodollar Rate (as defined in the Credit Agreement) plus 2.75% or (i) the Base Rate (as defined in the Credit Agreement) plus 1.75%. The Term Loan B Facility expires on November 30, 2024 (the “Maturity Date”).

In the event the Company engages in a transaction that has the effect of reducing the yield of any loans outstanding under the New Credit Facility within six months of the Closing Date, the Company will owe 1% of the amount of the loans so repriced or replaced to the Lenders thereof (such fee, the “Repricing Fee”). Other than the Repricing Fee, the amounts outstanding under the New Credit Facility may be prepaid at the option of the Company without premium or penalty, provided that certain limitations are observed, and subject to customary breakage fees in connection with the prepayment of a LIBOR rate loan. The principal amount of the New Credit Facility shall be paid in installments on the dates and in the respective amounts set forth in the Credit Agreement, with the final balance due on the Maturity Date.

Subject to certain exceptions, the New Credit Facility contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things:

• incur liens on the property or assets of the Company;

• make certain investments;

• incur additional indebtedness;

• consummate any merger, dissolution, liquidation, consolidation or sale of substantially all assets;

• dispose of certain assets;

• make certain restricted payments;

• make certain acquisitions;

• enter into substantially different lines of business;

• enter into certain transactions with affiliates;

• use loan proceeds to purchase or carry margin stock or for any other prohibited purpose;

• change or amend the terms of organizational documents of the Company or certain restricted subsidiaries in a materially adverse way to the lenders, or change or amend the terms of certain indebtedness;

• enter into sale and leaseback transactions;

• make prepayments of any subordinated indebtedness, subject to certain conditions; and

• change its fiscal year, or accounting policies or reporting practices.

The New Credit Facility also provides for certain customary events of default, including the following:

• default for three (3) business days in the payment of interest on borrowings under the New Credit Facility when due;

• default in payment when due of the principal amount of borrowings under the New Credit Facility;

• failure by the Company or any subsidiary to comply with the negative covenants and certain other covenants relating to maintaining the legal existence of the Company and certain of its restricted subsidiaries and compliance with anti-corruption laws;

• failure by the Company or any subsidiary to comply with any of the other agreements in the Credit Agreement and related loan documents that continues for thirty (30) days (or ten (10) days in the case of failure to comply with covenants related to inspection rights of the administrative agent and lenders and permitted uses of proceeds from borrowings under the New Credit Facility) after officers of the Company first become aware of such failure or first receive written notice of such failure from any lender;

• default in the payment of other indebtedness if the amount of such indebtedness aggregates to $15.0 million or more, or failure to comply with the terms of any agreements related to such indebtedness if the holder or holders of such indebtedness can cause such indebtedness to be declared due and payable;

• certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary;

• final judgment is entered against the Company or any restricted subsidiary in an aggregate amount over $15.0 million, and either enforcement proceedings are commenced by any creditor or there is a period of 30 consecutive days during which the judgment remains unpaid and no stay is in effect;

• any material provision of any agreement or instrument governing the New Credit Facility ceases to be in full force and effect; and

• any revocation, termination, substantial and adverse modification, or refusal by final order to renew, any media license, or the requirement (by final non-appealable order) to sell a television or radio station, where any such event or failure is reasonably expected to have a material adverse effect.

Item 1.02   Termination of a Material Definitive Agreement.

In connection with the entrance into the New Credit Facility, the Company terminated the Former Credit Agreement. Please see the information set forth under Item 1.01 above relating to the Former Credit Agreement, which is incorporated by reference herein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above relating to the New Credit Facility is incorporated by reference herein.

Item 8.01   Other Events.

On November 30, 2017, the Company issued a press release announcing its entry into the New Credit Facility. A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

10.1

Credit Agreement, dated as of November 30, 2017, by and among Entravision Communications Corporation, as the Borrower, Bank of America, N.A., as Administrative Agent, RBC Capital Markets, as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the other financial institutions party thereto as Lenders.

10.2

Security Agreement, dated as of November 30, 2017, by and among Entravision Communications Corporation, each other guarantor from time to time party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press Release issued by Entravision Communications Corporation on November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS
CORPORATION

Date: December 1, 2017	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer